UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 24, 2009
CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Musick, Irvine CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 420-1800

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 24, 2009, the Board of Directors (the “Board”) of Cardiogenesis Corporation (the “Company”) appointed Paul McCormick, a current member of the Board, to serve as the Executive Chairman of the Board of Directors and principal executive officer of the Company effective July 1, 2009. As a result of such appointment, Richard P. Lanigan will no longer serve as the principal executive officer of the Company. Mr. McCormick has served on the Board since April 2007. Mr. McCormick currently serves on the board of directors of Endologix, Inc., a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as Cianna Medical, Inc. and Embrella Cardiovascular Inc., both of which are privately held companies. Mr. McCormick served as President and Chief Executive Officer of Endologix, Inc., a developer and manufacturer of minimally invasive treatments for cardiovascular disease and a reporting company under the Exchange Act, from May 2002 until May 2008. Mr. McCormick joined the former Endologix, Inc. in January 1998, prior to its merger with Radiance Medical Systems, Inc. in May 2002, as Vice President of Sales and Marketing, and served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with Endologix, Inc. until January 2003 when he became President and Chief Executive Officer. Previously, he held various management positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and U.S. Surgical Corporation. Mr. McCormick holds a B.A. degree in economics from Northwestern University.
     Also, on June 24, 2009, the Company entered into an Employment Agreement with Mr. McCormick (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. McCormick is entitled to an annual base salary of $250,000, provided that he devotes at least 75% of his time to his duties and responsibilities as Executive Chairman under the Employment Agreement. Mr. McCormick will be entitled to receive certain benefits which will include, at a minimum, medical insurance for Mr. McCormick and his spouse, as well as no less than three weeks paid vacation per year. In addition, Mr. McCormick will also be reimbursed for all reasonable expenses incurred by him in respect of his services to the Company under the Employment Agreement. The Employment Agreement has an initial term of one year, which term will be automatically renewed for successive additional one year periods, unless terminated upon 30 days written notice by either Mr. McCormick or the Company.
     In the event of a termination for “Cause,” as defined in the Employment Agreement, or in the event of a resignation without “Good Reason,” as defined in the Employment Agreement (other than in connection with a “Change of Control” or “Corporate Transaction,” as such terms are defined in the Employment Agreement), Mr. McCormick is only entitled to receive any accrued but unpaid base salary and benefits through the date of termination. In the event of a termination by the Company without “Cause” or by Mr. McCormick with “Good Reason,” or in the event of a termination by the Company in connection with a “Change of Control” or a “Corporate Transaction,” Mr. McCormick is entitled to receive (i) the remainder of his then current base salary for the remainder of the then current term and (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Mr. McCormick’s termination.
     The Employment Agreement also provides that all outstanding options will accelerate and become exercisable in full and all rights of repurchase with respect to restricted stock (if any) shall terminate in the event of a “Change of Control” or a “Corporate Transaction.” Mr. McCormick’s Employment Agreement replaces the Consulting Agreement he previously entered into with the Company, which was simultaneously terminated.
     Also on June 24, 2009, in connection with Mr. McCormick’s appointment to Executive Chairman, the Board granted him 300,000 shares of restricted stock under the Company’s Stock Option Plan. The restrictions on Mr. McCormick’s shares of restricted stock will lapse in equal installments upon the first and second anniversaries of the date of grant.
     Also on June 24, 2009, the Company entered into an amendment to the employment agreement dated as of July 30, 2007 by and between the Company and Richard P. Lanigan (the “Lanigan Amendment”), pursuant to which the Company and Mr. Lanigan agreed to the following changes to Mr. Lanigan’s employment agreement: (i) Mr. Lanigan’s title will be Executive Vice President, Marketing of the Company, (ii) Mr. Lanigan will receive an annual base salary of $225,000, which represents a decrease of $22,500 per year, and (iii) Mr. Lanigan will report directly to the Executive Chairman of the Company. Also on June 24, 2009, the Company entered into an amendment to the employment agreement dated as of July 30, 2007 by and between the Company and William R. Abbott (the “Abbott Amendment”), pursuant to which the Company and Mr. Abbott agreed that Mr. Abbott will report directly to the Executive Chairman of the Company.
     The foregoing descriptions of the Employment Agreement, the Lanigan Amendment and the Abbott Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, the Lanigan Amendment and the Abbott Amendment, respectively, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. A press release announcing Mr. McCormick’s appointment is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 24, 2009, by and between Cardiogenesis Corporation and Paul McCormick.

10.2	First Amendment to Employment Agreement between the Company and Richard P. Lanigan, dated as of June 24, 2009.

10.3	First Amendment to Employment Agreement between the Company and William R. Abbott, dated as of June 24, 2009.

99.1	Press Release, issued June 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION

June 25, 2009

	By:	/s/ William Abbott
William Abbott
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 24, 2009, by and between Cardiogenesis Corporation and Paul McCormick.

10.2	First Amendment to Employment Agreement between the Company and Richard P. Lanigan, dated as of June 24, 2009.

10.3	First Amendment to Employment Agreement between the Company and William R. Abbott, dated as of June 24, 2009.

99.1	Press release, issued June 24, 2009.